EXHIBIT 1


                              TRADE CONFIRMATION

SELLERS NAME:           SC Fundamental Value Fund, L.P.
                        SC Fundamental Value BVI, Ltd.
                        Scott Bommer

CONTACT:                Neil Koffler

FAX NUMBER:             (212) 957-3434

PHONE NUMBER:           (212) 957-3500

BUYER NAME:             Appaloosa Investment Limited Partnership I

CONTACT PERSON:         Jim Bolin

FAX NUMBER:             (201) 376-5415

PHONE NUMBER:           (201) 376-5400

AGENT NAME:             Goldman, Sachs & Co.

CONTACT:                Lex Malas

FAX NUMBER:             (212) 902-3757

PHONE NUMBER:           (212) 902-3495

The parties hereby agree to the following transaction.

TRADE DATE:             As of March 27, 1997

BUYER:                  Appaloosa Investment Limited Partnership I

SELLERS: SC Fundamental Value Fund, L.P., SC Fundamental Value BVI, Ltd., and Scott Bommer

AGENT:                  Goldman, Sachs & Co.



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CREDIT AGREEMENT:       Inamed Corporation 11% Secured Convertible Notes due
                        1999 (the "Notes")

PRINCIPAL AMOUNT:       $4,857,142.86

FORM OF PURCHASE:       Assignment

CLOSING: Upon effectiveness of the supplemental indenture to reflect the amended terms of the Notes as described in the letter dated February 27, 1997 referred to below or as soon as practicable

PRICE: 100% of Principal Amount plus accrued interest through Closing

AGENT'S COMMISSION:     0.125% payable by Buyer

REPRESENTATIONS:        Sellers represent that other than (i) the First
                        Supplement to the Indenture dated as of June 20, 1996 and (ii) the Second Supplement to the Indenture as contemplated by the letter dated February 27, 1997, the Sellers have not authorized, nor to the Sellers' knowledge have there been, any alterations or modifications of the Notes and Indenture since the execution of the Note Purchase Agreement dated January
                        23, 1996.

                        Sellers also represent that the Notes are secured by a valid, perfected and enforceable security interest in the assets as described in the Note Purchase Agreement dated January 23, 1996.

                        Buyer and Sellers acknowledge that any of them may have access to or possession of confidential information concerning Inamed or the Notes. Buyer and Sellers agree to waive any claim against one another deriving from or relating to any assertion that they did not have access to the same confidential information.

ADDITIONAL
DOCUMENTATION:          Buyer and Sellers agree to cooperate to execute
                        reasonable necessary documentation to transfer the ownership of the Notes solely on the terms described herein.

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If the foregoing reflects our agreement, please provide the signature of a duly authorized officer or other signatory where indicated below and return this letter to each party.

ACCEPTED AND AGREED:
--------------------

SELLERS                               BUYER

SC Fundamental Value Fund, L.P.       Appaloosa Investment Limited Partnership I

By:  SC Fundamental, Inc.             By:  Appaloosa Management LP,
     General Partner                       its Investment Advisor

     /s/ Neil H. Koffler              By:  Appaloosa Partners Inc.,
     --------------------------
By:  Neil H. Koffler                       its General Partner
     Treasurer

                                           /s/ James E. Bolin
                                           --------------------------
SC Fundamental Value BVI, Ltd.        By:  James E. Bolin
                                           Vice President
By:  SC-BVI Partners
     Investment Advisor

By:  SC Fundamental BVI, Inc.
     Managing Partner

     /s/ Neil H. Koffler
     --------------------------
By:  Neil H. Koffler
     Treasurer

     /s/ Scott A. Bommer
     --------------------------
By:  Scott A. Bommer
     For his own account

AGENT

GOLDMAN, SACHS & CO.

By:  __________________
     Name:
     Title: